UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 8, 2009 (October 7, 2009)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

On October 7, 2009, the board of directors of General Dynamics Corporation elected William A. Osborn as a member of the board of directors, effective December 1, 2009. Mr. Osborn has not yet been appointed to any committees of the board. There is no arrangement or understanding between Mr. Osborn and any other person pursuant to which Mr. Osborn was elected as a director. At this time, the company is not aware of any transactions with Mr. Osborn that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Osborn will receive the same compensation paid to other non-employee directors of the company in accordance with the policies and procedures previously approved by the board for non-employee directors as disclosed under the caption “Director Compensation” in the company’s proxy statement filed with the Securities and Exchange Commission on March 20, 2009.

A copy of the press release announcing the election of Mr. Osborn is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	General Dynamics press release dated October 8, 2009, announcing the election of William A. Osborn to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ JOHN W. SCHWARTZ
John W. Schwartz Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: October 8, 2009

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